Exhibit 99.1

Contact: Mike Schuh (425) 951-1224

SONOSITE ANNOUNCES DEFINITIVE AGREEMENT TO ACQUIRE VISUALSONICS

Technology Leader in Ultra High-Frequency Micro-Ultrasound, Visualsonics, Generated $30M in Trailing Twelve Month Revenues and $5M of EBITDAS. Company is a Leader in the $350M Pre-Clinical Imaging Research Market

Acquisition Stages Move of Ultra High-Frequency Ultrasound into Clinical Medicine

Conference Call Webcast Live Today at 1:30 pm Pacific/4:30 pm Eastern

BOTHELL, WA-  May 27, 2010 – SonoSite, Inc. (NASDAQ: SONO), the world leader and specialist in bedside and point-of-care ultrasound, today announced that it has signed an agreement to acquire privately held Visualsonics, a Toronto-based company focused on ultra high-frequency micro-ultrasound technology. The aggregate transaction value will be approximately $71 million net of cash and debt.

Visualsonics is the technology leader in real-time ultra high-frequency micro-ultrasound that presently serves the rapidly growing pre-clinical research market. Founded in 1999 by Stuart Foster, Ph.D., at Sunnybrook Health Sciences Center, Visualsonics’ micro-ultrasound technology uses five times the center frequency range currently used in conventional ultrasound systems (40MHz versus 8MHz) and enables the visualization of superficial anatomy on small living animals with microscopic detail, discerning features as small as 40 microns (versus conventional ultrasound, which visualize 200 microns). Visualsonics’ technology has the potential to pave the way for a new era of extreme high resolution ultrasound imaging of superficial anatomy in clinical medicine.

“Visualsonics has developed potentially game changing ultrasound technology that breaks conventional barriers for visualizing superficial soft tissue,” said Kevin M. Goodwin, SonoSite President and CEO. “Our intention is to integrate Visualsonics’ micro-ultrasound technology with SonoSite’s miniaturization competency and user design to deliver ultra high-frequency micro-ultrasound into clinical medicine.”

Mr. Goodwin continued, “With the ability to image extremely superficial structures at 40 microns, we envision the technology being used in a wide array of clinical markets and applications. These include diagnostic radiology, neonatology, pediatric cardiology, orthopedic medicine, tissue regeneration, and dermatology for cosmetic and clinical disease management. We also see solid potential to continue expanding in pre-clinical markets, such as cardiovascular research, gene therapy, cancer and the overall evaluation of drug therapies.”

SonoSite expects to benefit from Visualsonics’ presence in the pre-clinical market. This market is estimated to exceed $350 million with a projected double-digit annualized growth rate. SonoSite plans to update its 2010 revenue and EPS guidance at the time of announcing its second quarter financial results on July 26, 2010.

Over the last decade, Visualsonics has successfully formed relationships with world class universities, medical institutions, and pharmaceutical and biotechnology companies around the globe. Researchers at Cambridge Research Institute, Stanford University, Harvard University, Chinese University of Hong Kong and Cedars-Sinai Medical Center have employed Visualsonics’ ultra high frequency micro imaging technology to perform research studies in cardiovascular health, cancer, developmental growth and regenerative medicine. With the ability to visualize microscopic structures, researchers are able to study hemodynamics (blood flow), and the effects of various drug therapies on genetically engineered mice that are bred to have the same physiological disposition as a human.

“We are excited to join forces with SonoSite, given their reputation and successful track record in market and product development. In working together, we look forward to creating imaging products that will benefit researchers, patients and healthcare professionals worldwide,” said Anil Amlani, Visualsonics President and CEO.

The acquisition is conditioned upon approval by Visualsonics’ shareholders as well as the satisfaction of other customary conditions.  Approval by SonoSite’s shareholders is not required.  SonoSite expects the acquisition to close in the next 30 days and following closing, Visualsonics will become a wholly-owned subsidiary of SonoSite.

In connection with the transaction, GCA Savvian acted as SonoSite’s exclusive financial advisor. Fenwick and West LLC and Osler, Hoskin and Harcourt LLP, US and Canada respectively, acted as legal counsel to SonoSite.

Conference Call Information

SonoSite will hold a conference call on May 27th at 1:30 pm PT/4:30 pm ET. The call will be broadcast live and can be accessed via http://www.sonosite.com/company/investors. A replay of the audio webcast will be available beginning May 27, 2010, 5:30 pm PT and will be available until June 10, 2010, 9:59 pm PT by dialing (719) 457-0820 or toll-free (888) 203-1112. The confirmation code 8422187 is required to access the replay. The call will also be archived on SonoSite’s website.

Acquisition Summary
•	SonoSite signed a definitive agreement to acquire Visualsonics for approximately $71 million net of cash and debt.
•	Following closing, which is subject to approval of Visualsonics shareholders and other customary closing conditions, Visualsonics will become a wholly-owned subsidiary of SonoSite.

Expects Benefits of Acquisition
•	Visualsonics is the technology leader in real-time ultra high-frequency micro-ultrasound for the growing pre-clinical research market.
•	Visualsonics’ technology breaks conventional barriers for superficial resolution and soft tissue imaging.
•
The acquisition has the potential to develop major enhancements in the clinical point-of-care ultrasound market, enabling expansion into new clinical markets and applications that were previously thought impossible.

•	Access to world class pharmaceutical and biotechnology companies, universities, and medical institutions.
•	SonoSite will utilize its ASIC expertise to engineer advancements in size and cost for pre-clinical ultrasound products.
•	Visualsonics has a strong product pipeline, high margin business and a recurring revenue stream from service and accessories.
•	The acquisition diversifies SonoSite’s revenue base.

Financing
•	The purchase price of the acquisition will be paid from available cash on hand.
•	SonoSite expects to payoff Visualsonics’ debt of $8 million following the closing.

Financial Guidance Expected Impact
•	Trailing twelve month revenues were $30M and $5M of EBITDAS.
•	Second half 2010 revenues of $17M will be added through the acquisition.
•	One-time charges of $5M will occur after the acquisition.
•	GAAP earnings will be dilutive from non-cash stock compensation charges and intangible amortization, while Non-GAAP adjusted EBITDA will be neutral through 2011 and accretive beginning in 2012.
•	Visualsonics has $18.5M of net operating loss carryforwards and $1.7M of tax credits available to offset future Canadian taxable income.

Timing and Approval
•	SonoSite expects the acquisition to close in 30 days.
•	The acquisition is conditioned upon approval by Visualsonics’ shareholders as well as the satisfaction of other customary conditions.
•	Approval by SonoSite’s shareholders is not required.

About Visualsonics

Visualsonics (www.visualsonics.com) is the leading developer of high-resolution “in vivo” micro imaging systems devised specifically for non-invasive small animal research. Micro high-frequency ultrasound imaging allows the small animal researcher to visualize in ways that were previously thought impossible, and extremely difficult to achieve. Visualsonics’ flagship product, The Vevo™ Series, provides scientific professionals with a simple method for efficiently viewing extremely small physiological structures and for imaging living tissue and blood flow with near-microscopic resolution. VisualSonics was founded by Stuart Foster with financial backing of Hargan ventures, a Toronto based VC. The VenGrowth Advanced life Science fund, also of Toronto, is the largest shareholder and investor in the company.

About SonoSite, Inc.

SonoSite, Inc. (www.sonosite.com) is the innovator and world leader in hand-carried ultrasound and industry leader in impedance cardiography equipment. Headquartered near Seattle, the company is represented by ten subsidiaries and a global distribution network in over 100 countries. SonoSite’s small, lightweight ultrasound systems are expanding the use of ultrasound across the clinical spectrum by cost-effectively bringing high performance ultrasound to the point of patient care.

Forward-looking Information and the Private Litigation Reform Act of 1995

Certain statements in this press release relating to the expected closing of the acquisition of Visualsonics , the expected benefits of the acquisition of Visualsonics , including market acceptance of products incorporating Visualsonics  technology and new market opportunities for Sonosite, the potential financial effects of the transaction and other statements regarding future results are “forward-looking statements” for the purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the opinions and estimates of our management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. These statements are not guaranties of future performance and are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions. Factors that could cause actual results to differ from the forward looking statements include:  the possibility that the acquisition of Visualsonics  is not successfully consummated in a timely fashion or at all, the risk that we are unsuccessful in incorporating Visualsonics  technology into Sonosite ultrasound products or in achieving market acceptance of those products, the risk that the financial effects of the pending acquisition are different than anticipated as well as other factors contained in the Item 1A. “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. We caution readers not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. We undertake no obligation to publicly revise any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated even.